Exhibit 32.1

Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Annual Report on Form 10-K of First Charter Corporation for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert E. James, Jr., President and Chief Executive Officer of First Charter Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
•	this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of First Charter Corporation.

Date: April 4, 2007	/s/ Robert E. James, Jr.
Robert E. James, Jr.
President and Chief Executive Officer